Exhibit 99.B(d)(3)(D)(i)

August 12, 2009

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Amended and Restated Administration Agreement dated August 21, 2003, as amended, between ING Investors Trust and ING Funds Services, LLC (the “Agreement”) we hereby notify you of our intention to retain you as administrator to render administrative and other services to ING Retirement Conservative Portfolio, ING Retirement Growth Portfolio, ING Retirement Moderate Growth Portfolio, and ING Retirement Solution Moderate Portfolio each a newly established series of ING Investors Trust (collectively, the “Portfolios”), effective on or about August 12, 2009, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement.  The Amended Schedule A, with the annual administration fees indicated for the Portfolios, is attached hereto.

The Amended Schedule A has also been updated to reflect name changes for ING Global Real Estate Portfolio to ING Clarion Global Real Estate Portfolio, ING Oppenheimer Active Asset Allocation Portfolio to ING Oppenheimer Active Allocation Portfolio, and ING VP Index Plus International Equity Portfolio to ING Index Plus International Equity Portfolio.

Please signify your acceptance to act as administrator under the Agreement with respect to the Portfolios.

Very sincerely,

		By:	/s/ Kimberly A. Anderson
		Name:	Kimberly A. Anderson
		Title:	Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Investors Trust

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

ING INVESTORS TRUST

Series	Annual Administration Fee
(as a percentage of average daily net assets)

ING American Funds Asset Allocation Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or
0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Bond Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or
0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Growth Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or
0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds International Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or
0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Growth-Income Portfolio

0.10% if the Series has not invested all or substantially all of its assets in another investment company or
0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds World Allocation Portfolio	0.10%

ING BlackRock Inflation Protected Bond Portfolio	0.10%

ING Clarion Global Real Estate Portfolio	0.10%

ING Disciplined Small Cap Value Portfolio	0.10%

Series	Annual Administration Fee
(as a percentage of average daily net assets)

ING Focus 5 Portfolio	0.10%

ING Franklin Income Portfolio	0.10%

ING Franklin Templeton Founding Strategy Portfolio	0.05%

ING Goldman Sachs Commodity Strategy Portfolio	0.10%

ING Index Plus International Equity Portfolio	0.10%

ING JPMorgan Value Opportunities Portfolio	0.10%

ING Marsico International Opportunities Portfolio	0.10%

ING MFS Utilities Portfolio	0.10%

ING Multi-Manager International Small Cap Portfolio	0.10%

ING Oppenheimer Active Allocation Portfolio	0.10%

ING Pioneer Equity Income Portfolio	0.10%

ING Retirement Conservative Portfolio	0.10%

ING Retirement Growth Portfolio	0.10%

ING Retirement Moderate Growth Portfolio	0.10%

ING Retirement Moderate Portfolio	0.10%

ING Van Kampen Global Tactical Asset Allocation Portfolio	0.10%

ING Wells Fargo Small Cap Disciplined Portfolio	0.10%